                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 30, 2000
                Date of Report (Date of earliest event reported)




                                    8X8, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                       333-15627                    77-0142404
----------------------------      ------------------------      -------------------
(State or other jurisdiction      (Commission File Number)       (I.R.S. Employer
     of incorporation)                                          Identification No.)



                           2445 Mission College Blvd.
                          Santa Clara, California 95054
                    (Address of principal executive offices)

                                 (408) 727-1885
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

       On June 30, 2000, 8x8, Inc., a Delaware corporation doing business as Netergy Networks, Inc. ("Netergy") completed its acquisition of UForce Inc., a Canadian corporation ("U|Force") pursuant to the terms of a Share Exchange Agreement ("Exchange Agreement") by and among Netergy, U|Force, all of the shareholders of U|Force and all indirect owners of shares of U|Force. In connection with the acquisition Netergy issued or will issue up to a total of 4,579,201 shares of common stock as follows: (1) 1,447,523 shares were issued at closing of the acquisition to U|Force shareholders that elected to receive Netergy common stock at closing in exchange for their U|Force shares or rights to acquire U|Force shares; (2) 2,107,780 shares will be issued upon the exchange or redemption of the exchangeable shares (the "Exchangeable Shares") of Canadian entities held by former shareholders or indirect owners of U|Force stock; and
(3) 1,023,898 shares will be issued upon exercise of options formerly for the purchase of U|Force stock that Netergy assumed. In addition, Netergy created a Special Voting Share that provides holders of Exchangeable Shares with voting rights that are equivalent to the shares of common stock into which their shares convert.

       Based on the closing price of Netergy common stock for a period surrounding the date of the Exchange Agreement and the value of U|Force employee stock options assumed, the transaction is valued at approximately $44.6 million. The acquisition will be accounted for as a purchase transaction and will result in a charge for purchased in-process R&D expense in the second quarter of fiscal 2001.

       All shares issued or to be issued pursuant to the acquisition, other than the shares to be issued upon exercise of the assumed options, were or will be issued in reliance on exemptions from the Securities Act of 1933, as amended, and as such will be subject to restrictions on transfer. In addition, the acquisition documents provide additional contractual restrictions on resales on a portion of the Netergy shares issued or to be issued. Netergy is obligated to file a Registration Statement on Form S-8 to register the shares issuable upon exercise of assumed options and is obligated to issue a Registration Statement on Form S-3 to register the other shares issued or issuable in the transaction.

       Under the terms of the Exchange Agreement, a total of 209,078 Exchangeable Shares will be held in escrow for a period of one year and during that time may be used to satisfy certain indemnification obligations of the former U|Force shareholders.

       The terms of the Exchange Agreement and the other agreements, instruments and documents contemplated by the Exchange Agreement were the result of arm's-length negotiations among the parties.

       The summary of the provisions of the Exchange Agreement and the acquisition set forth above is qualified in its entirety by reference to the Exchange Agreement which is incorporated herein by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Netergy on May 23, 2000 and the other transaction documents filed as exhibits to this report.



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ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibit C.

              (b) Financial statements of Business Acquired. To be filed by amendment to this Current Report on Form 8-K.

              (c) Pro Forma Financial Information. To be filed by amendment to this Current Report on Form 8-K.

              (d) Exhibits.

        Exhibit Number       Description
        --------------       -----------
        2.1(1)               Share Exchange Agreement, dated as of May 19, 2000,
                             by and among Netergy, U|Force, all of the
                             shareholders of U|Force and indirect owners of the
                             shares of U|Force.

        3.1                  Certificate of the Powers, Designations,
                             Preferences and Rights of Special Voting Stock of
                             8x8, Inc.

        10.1                 Registration Rights Agreement, dated as of June 30,
                             2000, by and among Netergy and parties identified on Exhibit A thereto.

        10.2                 Employment Agreement between U|Force Company,
                             Netergy, Jean-Luc Calonne and certain entities controlled by Jean-Luc Calonne

        10.3                 Employment Agreement between U|Force Company,
                             Netergy, Cyrille Thilloy and an entity controlled by Cyrille Thilloy

        99.1(1)              Press release dated May 19, 2000.


       (1) Incorporated by reference from the Company's Current Report on Form 8-K, as filed with the Commission on May 26, 2000.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        8X8, INC.

Dated: July 14, 2000
                                        By: /s/ David M. Stoll
                                           -------------------------------------
                                           David M. Stoll
                                           Chief Financial Officer



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                                  EXHIBIT INDEX

        Exhibit Number       Description
        --------------       -----------
        2.1(1)               Share Exchange Agreement, dated as of May 19, 2000,
                             by and among Netergy, U|Force, all of the
                             shareholders of UFForce and indirect owners of the
                             shares of U|Force.

        3.1                  Certificate of the Powers, Designations,
                             Preferences and Rights of Special Voting Stock of
                             8x8, Inc.

        10.1                 Registration Rights Agreemend, dated as of June 30,
                             2000, by and among Netergy and parties identified on Exhibit A thereto.

        10.2                 Employment Agreement between U|Force Company,
                             Netergy, Jean-Luc Calonne and certain entities controlled by Jean-Luc Calonne

        10.3                 Employment Agreement between U|Force Company,
                             Netergy, Cyrille Thilloy and an entity controlled by Cyrille Thilloy

        99.1(1)              Press release dated May 19, 2000.


       (1) Incorporated by reference from the Company's Current Report on Form 8-K, as filed with the Commission on May 26, 2000.



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